July 2, 1997



Board of Directors
Environmental Tectonics Corporation
County Line Industrial Park
Southampton, Pennsylvania  18966

Re:  Registration Statement on Form S-3

Gentlemen:

     In connection with the proposed offer and sale by Chase Manhattan Capital Corporation ("CMCC") or its transferees (the "Selling Securityholders") of up to 105,780 shares of common stock, par value $.10 per share (the "Common Stock"), issuable by Environmental Tectonics Corporation (the "Company") upon the exercise of outstanding warrants (the "Warrants") issued by the Company to CMCC, covered by the Company's Registration Statement on Form S-3 (File No. 333-29083) (the "Registration Statement"), we, as counsel to the Company, have reviewed:

     (1) the Amended and Restated Certificate of Incorporation of the Company;

     (2)  the Bylaws of the Company;

     (3)  resolutions of the Board of Directors of the Company;

     (4) the Warrant Agreement, dated as of May 23, 1996, between the Company and CMCC; and

     (5)  the Registration Statement.

     Based upon the examination and subject to the qualifications set forth below, it is our opinion that the Common Stock issuable upon the exercise of the Warrants will, upon issuance and payment in accordance with the terms of such Warrants, be duly authorized, legally issued, fully paid and non-assessable.

     This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   STEVENS & LEE

                                   /s/ Stevens & Lee